UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 12, 2004

SBC COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Charter)

                                                                             Delaware                                                          1-8610                                                       43-1301883
                                                               (State or Other Jurisdiction of                     (Commission File Number)                (IRS Employer Identification No.)
                                                                          Incorporation)

175 E. Houston, San Antonio, Texas 78205
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On November 12, 2004, pursuant to Section 2.04(a) of the 364-day revolving credit agreement dated as of October 12, 2004 (“Agreement”), SBC Communications Inc. (“SBC”) elected to reduce the aggregate amount of the commitments under the Agreement by $1.4 billion. Pursuant to Section 2.04(b) of the Agreement, the aggregate amount of the commitments under the Agreement will be further reduced as of November 16, 2004 by the net amount of the proceeds received on November 15, 2004 (approximately $643 million) from the disposition of assets described in Item 8.01, below.

Item 8.01.

Other Events.

SBC today closed on the sale of its remaining shares of South African telecommunications provider Telkom SA Ltd. (“Telkom”) for approximately 4.0 billion Rand (approximately U.S. $643 million at a recent exchange rate) in cash. SBC will report in its fourth-quarter 2004 financial results a pre-tax loss of approximately $4 million from this sale. Net proceeds from the sale will be used to partially re-pay SBC’s outstanding commercial paper borrowings incurred in connection with the acquisition of AT&T Wireless Services, Inc. by Cingular Wireless.

SBC had previously agreed to not sell these remaining shares prior to the date of the release of Telkom’s interim financial results, subject to various exceptions, including for sales made with the prior written consent of the investment banks that conducted the sale of a portion of SBC’s shares in Telkom in June of 2004. SBC received the written consent of those investment banks before proceeding with the current sale.

Information set forth in this report contains financial estimates and other forward-looking statements that are subject to risks and uncertainties and actual results might differ materially. A discussion of factors that may affect future results is contained in SBC’s filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this report based on new information or otherwise.

The securities referred to in this report have not been and will not be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to registration or an applicable exemption from registration. No public offering of securities is being made into the United States.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBC Communications Inc.
By: /s/ John J. Stephens
John J. Stephens
Vice President and Controller

Date: November 15, 2004